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                                                                EXHIBIT 99.2


                       CONSENT, WAIVER, AND AMENDMENT



     This Consent, Waiver, and Amendment, dated as of January 5,
1998 is made by and between CoreStates Bank, N.A., a national banking association ("Lender") and National Media Corporation, a Delaware corporation ("NMC"), Quantum North America, Inc., formerly known as Media Arts International, Ltd., Quantum International Limited, Positive Response Television, Inc. and DirectAmerica Corporation (collectively, with NMC, the "Loan Parties") in reference to the Amended and Restated Loan and Security Agreement dated as of June 26, 1996 between NMC, certain of the Loan Parties and Meridian Bank, as lender (the "Amended and Restated Loan Agreement"), the Secured Subordinated Notes issued by NMC and dated December 1, 1994 and April 1, 1995, respectively in the original principal amount of $5 million (the "Notes") and the Loan Modification Agreement dated as of September 18, 1997 by and among NMC, certain of the Loan Parties and Lender (the "Loan Modification Agreement"), and any other indebtedness, guaranties, collateral or other agreements between Lender and any of the Loan Parties existing as of the date hereof (collectively, with the Amended and Restated Loan Agreement, the Notes and the Loan Modification Agreement, the "Loan Documents").

     In  consideration  of the premises  contained herein and for other good and
valuable   consideration   the  receipt   and   adequacy  of  which  are  hereby
acknowledged, the parties hereto agree as follows:

     1. Effective as of the date hereof, Lender hereby (i) consents to and approves the transactions described in the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of the date hereof by and among NMC, ValueVision International, Inc., a Minnesota corporation ("ValueVision") and V-L Holdings Corp., a Delaware corporation, and the related documents attached as exhibits thereto (collectively, with the Merger Agreement, the "Merger Documents") (including, without limitation, the $10 Million Demand Promissory Note dated as of the date hereof between NMC and ValueVision (the "Demand Promissory Note")), which consent and approval is hereby deemed to constitute and satisfy any consents required under the Loan Documents as a result of and in connection with the transactions described in the Merger Documents, including any consents required under the Amended and Restated Loan Agreement with respect to the incurrence of any indebtedness under the Demand Promissory Note (Section 8.3); the issuance of any guaranties (Section 8.5); the entry into any mergers, consolidations or other acquisition transactions (Section 8.7); and any failure to comply with the financial covenants set forth in Article 9 to the extent such failure is attributable to the incurrence of indebtedness under the Demand Promissory Note, and/or any expenses or expenditures incurred or accrued in connection with or as a result of the execution or consummation of the transactions described in the Merger Documents in an aggregate amount up to, but not in excess of, $5.0 million, and/or foreign exchange translation adjustments since June 30, 1997 and/or deferred taxes; and any consents required under Section 13 of the Loan Modification Agreement to a person other than Robert Verratti acting as the President and/or Chief Executive Officer of NMC following the consummation of the merger contemplated in the Merger Agreement, and (ii) waives any provisions under the Loan Documents which would otherwise be violated as a result of or in connection with the transactions described in the


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Merger Documents. Notwithstanding the foregoing, if NMC fails to comply with the provisions of Paragraphs 2-6 below or there is a failure to comply with Paragraphs 7 or 8, this Consent, Waiver, and Amendment shall terminate and shall be null and void and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Documents or applicable law.

     2. Effective as of the date hereof, the Accrued Interest (as defined in the Loan Modification Agreement) for the period from September 18, 1997 through December 31, 1997 shall be paid on the date hereof. As of and after the date hereof, interest shall be paid monthly in accordance with the Loan Modification Agreement but at a rate equal to the Prime Rate (as defined in the Loan Modification Agreement) plus the Contract Rate Margin (as defined in the Loan Modification Agreement).

     3. NMC shall not make any voluntary pre-payment of the principal amounts outstanding under the Demand Promissory Note, without obtaining the prior consent of Lender, which consent shall not be unreasonably withheld.

     4. The warrant certificate representing the right to acquire 125,000 shares of common stock of NMC which right was issued pursuant to the terms of the Loan Modification Agreement, shall be finalized in accordance with the Loan Modification Agreement and executed and delivered as of even date herewith.

     5. Upon the termination of the ASB Bank Limited Facility Agreement between ASB Bank Limited and Prestige Marketing Limited, a New Zealand corporation and a subsidiary of NMC ("Prestige") or any extension thereof, and the satisfaction of Prestige's obligations thereunder, Prestige shall (at Lender's option) guaranty the Obligations (as defined below) or become a co-borrower under the Loan Documents and NMC and Prestige shall grant Lender a security interest in the collateral that secured such facility pursuant to substantially similar documentation, to the extent of NMC's obligations with respect to principal, interest, fees or expenses under the Loan Documents (collectively, the "Obligations").

     6. The proceeds of any fees  received by NMC from  ValueVision  pursuant to
Section  7.3(b)  of  the  Merger   Agreement  shall  be  first  applied  to  the
satisfaction of any Obligations outstanding under the Loan Documents.

     7. Contemporaneously with the consummation of the transactions contemplated by the Merger Agreement, Lender will receive a guaranty executed by V-L Holdings Corp., ValueVision and its operating subsidiaries of NMC's obligations under the Loan Documents, in substantially the form attached hereto.

     8. During the period commencing on the date hereof and until the consummation of the transactions contemplated by the Merger Agreement, ValueVision will not (i) create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) ("Liens") on its property or


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assets,  whether now owned or hereafter acquired or upon any income,  profits or proceeds therefrom, except: (a) Liens existing on the date hereof (none of which cover ValueVision's inventory and/or receivables, as a whole, and to the extent that any such Liens exist, such Liens are not, in the aggregate, material with respect to the aggregate value of ValueVision's inventory and/or receivables),
(b) Liens incurred or deposits made in the ordinary course of business, including (x) in connection with worker's compensation, unemployment insurance, social security and other like laws or (y) to secure the performance of statutory obligations, not incurred in connection with either the borrowing of money or the deferred purchase price of goods or inventory, or (c) encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by ValueVision in the operation of its business, (ii) merge into or consolidate with any person (other than any of its subsidiaries, parent company or any subsidiary of such parent company) or sell or otherwise dispose of more than 85% of ValueVision's total assets to any person (other than any of its subsidiaries, parent company or any subsidiary of such parent company), which percentage shall be measured by dividing the aggregate book value of the assets sold by the aggregate book value of the total assets of ValueVision as of the date of such transaction, or (iii) pay dividends or make other distributions on account of its capital stock.

     9. The Loan Documents, as amended by this Consent, Waiver and
Amendment, constitute the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

     10. Except as expressly contemplated and modified in this Consent, Waiver, and Amendment, the Loan Documents shall remain in full force and effect.

     11. This Consent, Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.



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     IN WITNESS  WHEREOF,  each of the  undersigned  have caused  this  Consent,
Waiver and Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                         CORESTATES BANK, N.A.

                                         /s/ Patricia A. Barfory
                                         ----------------------------
                                         By:   Patricia A. Barfory
                                         Its:  Vice President


                                         NATIONAL MEDIA CORPORATION

                                         /s/ Robert N. Verratti
                                         ----------------------------
                                         By:    Robert N. Verratti
                                         Its:   President and Chief
                                                Executive Officer


                                         QUANTUM NORTH AMERICA

                                         /s/  Brian J. Sisko
                                         ----------------------------
                                         By:    Brian J. Sisko
                                         Its:   Sr. Vice President

                                         QUANTUM INTERNATIONAL LIMITED


                                         /s/ Jack Sullivan
                                         ----------------------------
                                         By:     Jack Sullivan
                                         Its:    Director



                                         POSITIVE RESPONSE TELEVISION, INC.


                                         /s/  Brian J. Sisko
                                         ----------------------------
                                         By:    Brian J. Sisko
                                         Its:   Sr. Vice President


                                         DIRECTAMERICA CORPORATION



                                         /s/  Brian J. Sisko
                                         ----------------------------
                                         By:    Brian J. Sisko
                                         Its:   Sr. Vice President




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